Exhibit 24.2

CERTIFIED RESOLUTIONS

        I, Robert L. Pratter, Senior Vice President, General Counsel and Secretary of PMA Capital Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, hereby certify that the following resolutions were adopted at the February 6, 2002 meeting of the Board of Directors:

        FURTHER RESOLVED, that the Proper Officers of the Company, and each of them, are hereby authorized to sign the Registration Statement in the name and on behalf of and as attorneys for the Company and each of its Directors and officers.

        FURTHER RESOLVED, that each officer and Director of the Company and Administrative Trustee, who may be required to execute (whether on behalf of the Company or Trust or as an officer or Director or trustee thereof) any Registration Statement authorized by the foregoing resolutions, is hereby authorized to execute and deliver a power of attorney appointing such person or persons named therein as true and lawful attorneys and agents to execute in the name, place and stead (in any such capacity) of any such officer or Director or Administrative Trustee said Registration Statement and to file any such power of attorney together with the Registration Statement with the Securities and Exchange Commission.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation, this 22nd day of March, 2002.

/s/ Robert L. Pratter Robert L. Pratter

(SEAL)